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Exhibit 10.5

ABRAXAS ENERGY PARTNERS, L.P.
LONG-TERM INCENTIVE PLAN

SECTION 1. Purpose of the Plan

        The Abraxas Energy Partners, L.P. Long-Term Incentive Plan (the "Plan") has been adopted by Abraxas General Partner, LLC, a Texas limited liability company (the "Company"), which is the general partner of Abraxas Energy Partners, L.P., a Delaware limited partnership (the "Partnership"), and is intended to promote the interests of the Partnership and the Company by providing to Employees, Consultants and Directors incentive compensation awards, based on Units, for superior performance. The Plan is also contemplated to enhance the ability of the Company, the Partnership and their Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Partnership and to encourage them to devote their best efforts to advancing the business of the Partnership.

SECTION 2. Definitions

        As used in the Plan, the following terms shall have the meanings set forth below:

        "409A Regulations" means the Treasury regulations promulgated under Code Section 409A.

        "Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

        "Award" means an Option, Unit Appreciation Right, Restricted Unit, Phantom Unit, Substitute Award, DER or Other Unit-Based Award granted under the Plan.

        "Award Agreement" means the written or electronic agreement by which an Award shall be evidenced.

        "Board" means the Board of Directors of the Company.

        "Change of Control" means, and shall be deemed to have occurred upon one or more of the following events:

        1.     a "person" within the meaning of the term as used in Sections 13(d) and 14(d)(2) of the Exchange Act, other than an Affiliate of the Company, becoming the beneficial owner, by way of merger, consolidation, recapitalization, reorganization or otherwise, of more than 50% of the combined voting power of the equity interests in the Company or the Partnership;

        2.     the partners of the Partnership approve, in one or a series of transactions, a plan of complete liquidation of the Partnership;

        3.     the sale or other disposition by either the Company or the Partnership of all or substantially all of its assets in one or more transactions to any Person other than the Company or an Affiliate of the Company; or

        4.     a transaction resulting in a Person other than the Company or an Affiliate of the Company being the general partner of the Partnership.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Committee" means the Board, the Compensation Committee of the Board or such other committee as may be appointed by the Board to administer the Plan.

        "Company" has the meaning set forth in Section 1.

        "Consultant" means an individual, other than an Employee or a Director, who provides services to the Company, the Partnership, or an Affiliate.

        "DER" means a contingent right, granted in tandem with a specific Phantom Unit, to receive with respect to each Phantom Unit subject to the Award, an amount in cash, Units and/or Phantom Units equal in value to the distributions made by the Partnership with respect to a Unit during the period such Award is outstanding. The payment of any amounts under a DER shall occur in connection with the vesting and payment of the corresponding Phantom Unit, unless otherwise provided in an Award Agreement.

        "Director" means a member of the Board of the Company who is not an Employee or a Consultant.

        "Employee" means an employee of the Company or an Affiliate.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Fair Market Value" means the closing sales price of a Unit on the applicable date (or if there is no trading in the Units on such date, on the next preceding date on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee). In the event Units are not traded on a national securities market at the time a determination of fair market value is required to be made hereunder, the determination of fair market value shall be based on the liquidation value of the Units; provided, however, that if the Award is an Option or UAR that otherwise satisfies the stock right exception for Code Section 409A provided under Section 1.409A-1(b)(5) of the 409A Regulations, the determination of Fair Market Value will be made consistent with the requirements of such 409A Regulations, but only to the extent inconsistent with the methods for determining Fair Market Value above.

        "Option" means an option to purchase Units granted under the Plan.

        "Other Unit-Based Award" means an award granted pursuant to Section 6(C) of the Plan.

        "Participant" means an Employee, Consultant or Director granted an Award under the Plan.

        "Partnership" has the meaning set forth in Section 1.

        "Person" means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

        "Phantom Unit" means a notional Unit granted under the Plan which upon vesting entitles the Participant to receive a Unit or an amount of cash equal to the Fair Market Value of a Unit, as determined by the Committee in its discretion.

        "Plan" has the meaning set forth in Section 1.

        "Restricted Period" means the period established by the Committee with respect to an Award during which the Award remains subject to a substantial risk of forfeiture and is either not exercisable by or payable to the Participant, as the case may be.

        "Restricted Unit" means a Unit granted under the Plan that is subject to a Restricted Period.

        "Rule 16b-3" means Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

        "SEC" means the Securities and Exchange Commission, or any successor thereto.

        "Substitute Award" means an award granted pursuant to Section 6(J) of the Plan.

        "UDR" means a distribution made by the Partnership with respect to a Restricted Unit.

        "Unit Appreciation Right" or "UAR" means a contingent right that entitles the holder to receive the excess of the Fair Market Value of a Unit on the exercise date of the UAR over the exercise price of the UAR.

        "Unit" means a Common Unit of the Partnership.

SECTION 3. Administration

        The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Units to be covered by Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled, exercised, canceled, or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or an Award Agreement in such manner and extent the Committee deems necessary or appropriate. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, the Partnership, any Affiliate, any Participant, and any beneficiary of any Award.

SECTION 4. Units

        A.    Limits on Units Deliverable.    Subject to adjustment as provided in Section 4(C), the number of Units that may be delivered with respect to Awards under the Plan is 1,136,160 Units. Units withheld from an Award to satisfy minimum tax withholding obligations with respect to the Award shall not be considered to be Units delivered under the Plan for this purpose. If any Award is forfeited, cancelled, exercised or otherwise terminates or expires without the actual delivery of Units pursuant or with respect to such Award, the Units subject to such Award shall again be available for Awards under the Plan. There shall not be any limitation on the number of Awards that may be granted and paid in cash.

        B.    Sources of Units Deliverable Under Awards.    Any Units delivered pursuant to an Award shall consist, in whole or in part, of Units acquired in the open market, from any Affiliate, the Partnership or any other Person, or any combination of the foregoing, as determined by the Committee in its discretion.

        C.    Adjustments.    In the event of any recapitalization, merger, consolidation, combination, repurchase, exchange of Units or other securities of the Partnership, or other similar transaction that would constitute the restructuring of Partnership equity, the Committee shall, in such manner as it may deem equitable, adjust the number and type of Units (or other securities or property) with respect to which Awards may be granted; provided, however, that the number of Units available under the Plan shall (i) in the event of an increase in the number of Units outstanding, be proportionately increased and the exercise price or Fair Market Value of the Awards awarded shall be proportionately reduced; and (ii) in the event of a reduction in the number of Units outstanding, be proportionately reduced, and the exercise price or Fair Market Value of the Awards awarded shall be proportionately increased.

SECTION 5. Eligibility

        Any Employee, Consultant or Director shall be eligible to be designated a Participant and receive an Award under the Plan.

SECTION 6. Awards

        A.    Options and UARs.    The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Options and/or UARs shall be granted, the number of Units to be covered by each Option or UAR, the purchase price therefor, the Restricted Period and other conditions and limitations applicable to the exercise of the Option or UAR, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan, which all shall be set forth in the Award Agreement.

          1.     Exercise Price. The exercise price per Unit purchasable under an Option or UAR shall be determined by the Committee at the time the Option or UAR is granted but shall not be less than the Fair Market Value of a Unit as of the date of grant, except as otherwise provided in Section 6(J) with respect to a Substitute Award.

          2.     Time of Exercise. The Committee shall determine the Restricted Period with respect to an Option or UAR grant. The Committee shall determine the time or period during which each Option or UAR may be exercised, provided that, to the extent an Option or UAR constitutes a deferral of compensation under Code Section 409A, the Award Agreement shall provide that the times at which such Option or UAR may be exercised and payable satisfy the applicable requirements of Code Section 409A and the 409A Regulations.

          3.     Method of Exercise. The Committee shall also determine the method or methods by which payment of the exercise price with respect to the Option and/or UAR may be made or deemed to have been made, which may include, without limitation, payment by cash, check acceptable to the Company, a "cashless-broker" exercise through procedures approved by the Company, withholding Units from the Award upon exercise, or any combination of methods, having a Fair Market Value on the exercise date equal to the relevant exercise price.

          4.     Forfeitures. Except as otherwise provided in the terms of the Option or UAR grant, upon separation of a Participant's service with, or termination of consulting services to, the Company and its Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all unexercised Options and/or UARs shall be forfeited or shall no longer be exercisable. Subject to the applicable limitations in Section 7(D), the Committee may, in its discretion, waive in whole or in part such forfeiture, or may extend the exercise period, with respect to a Participant's Options or UARs, provided such waiver or extension, if adverse to the Participant to whom such Award was granted, is not made without his consent.

        B.    Restricted Units and Phantom Units.    The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Restricted Units or Phantom Units shall be granted, the number of Restricted Units or Phantom Units to be granted to each such Participant, the Restricted Period, the conditions under which the Restricted Units or Phantom Units may become vested or forfeited and such other terms and conditions as the Committee may establish with respect to such Awards as specified in the Award Agreements.

          1.     UDRs. To the extent provided by the Committee, in its discretion, a grant of Restricted Units may provide that distributions made by the Partnership with respect to the Restricted Units shall be subject to the same forfeiture and other restrictions as the Restricted Unit and, if restricted, such distributions shall be held, without interest, until the Restricted Unit vests or is forfeited. A UDR subject to a Restricted Period will vest or be forfeited at the same time as the Restricted Unit to which it relates vests or is forfeited.

          2.     DERs. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom DERs are granted, and whether such DERs shall be paid directly to the Participant, be credited to a bookkeeping account (with or without interest in the discretion of the Committee), or be subject to other provisions or restrictions as determined by the Committee. The Committee shall also determine the vesting restrictions and payment provisions applicable to the Award, which shall be specified in the Award Agreements.

          3.     Forfeitures. Except as otherwise provided in the terms of the Award Agreement for Restricted Units, Phantom Units and/or DERs, upon separation from a Participant's service with, or termination of consulting services to, the Company and its Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding, unvested Restricted Units, Phantom Units and DERs awarded the Participant shall automatically be forfeited on such termination. Subject to the applicable limitations in Section 7(D), the Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant's Restricted Units, Phantom Units, UDRs and/or DERs, providedsuch waiver, if adverse to the Participant to whom such Award was granted, is not made without his consent.

          4.     Lapse of Restrictions.

            a.     Phantom Units. Upon or within 70 days of the vesting of each Phantom Unit, subject to the provisions of Section 8(B), the Participant shall be entitled to receive from the Company one Unit or cash equal to the Fair Market Value of a Unit, as determined by the Committee in its discretion.

            b.     Restricted Units. Upon or within 70 days of the vesting of each Restricted Unit, subject to satisfying the tax withholding obligations of Section 8(B), the Participant shall be entitled to have the restrictions removed from his or her Unit certificate so that the Participant then holds an unrestricted Unit.

        C.    Other Unit-Based Awards.    Other Unit-Based Awards may be granted under the Plan to such Employees, Consultants and/or Directors as the Committee, in its discretion, may select. An Other Unit-Based Award shall be an award denominated or payable in, valued in or otherwise based on or related to Units, in whole or part. The Committee shall determine the terms and conditions of any such Other Unit-Based Award. Upon vesting, an Other Unit-Based Award may be paid in cash, Common Units (including Restricted Units) or any combination thereof as provided in the Award Agreement.

        D.    General.

          1.     Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards. Notwithstanding the above, no Award will be granted in tandem with an Option or UAR to the extent such tandem Award would constitute a feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the UAR or Option, the disposition of the Option, or the vesting of the Units acquired pursuant to the exercise of any Option.

          2.     Limits on Transfer of Awards.

            a.     Except as provided in Paragraph (c) below, each Option and Unit Appreciation Right shall be exercisable only by the Participant during the Participant's lifetime, or by the person to whom the Participant's rights shall pass by will or the laws of descent and distribution.

            b.     Except as provided in Paragraph (c) below, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company, the Partnership or any Affiliate.

            c.     To the extent specifically provided by the Committee with respect to an Option and Unit Appreciation Right, an Option and Unit Appreciation Right may be transferred by a Participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities or on such terms and conditions as the Committee may from time to time establish.

        E.    Term of Awards.    The term of each Award shall be for such period as may be determined by the Committee and specified in the Award Agreement.

        F.    Unit Certificates.    All certificates for Units or other securities of the Partnership delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Units or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

        G.    Consideration for Grants.    Awards may be granted for such consideration, including services, as the Committee determines.

        H.    Delivery of Units or other Securities and Payment by Participant of Consideration.    Notwithstanding anything in the Plan or any Award Agreement to the contrary, delivery of Units pursuant to the exercise or vesting of an Award may be deferred for any period during which, in the good faith determination of the Committee, the Company is not reasonably able to obtain Units to deliver pursuant to such Award without violating the rules or regulations of any applicable law or securities exchange. No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award grant agreement (including, without limitation, any exercise price or tax withholding) is received by the Company.

        I.    Specified Employees.    In the event a Participant who is a "specified employee" as defined in 409A Regulations is issued an Award that provides amounts that (i) constitute a deferral of compensation subject to Code Section 409A and (ii) are to be paid upon a "separation from service," as is defined in the 409A Regulations, then payment of such amounts shall be delayed for a six-month period, as outlined in the 409A Regulations, and such delay shall be reflected in the Participant's Award Agreement.

        J.    Substitute Awards.    Subject to the limitations in Section 7(D), awards may be granted under the Plan in substitution of similar awards held by individuals who become Employees, Consultants or Directors as a result of a merger, consolidation or acquisition by the Company or an Affiliate of another entity or the assets of another entity; provided, however, if the Award that is to be substituted otherwise satisfies the stock right exception to Code Section 409A provided under

Section 1.409A-1(b)(5) of the 409A Regulations, such substitution shall satisfy the requirements of Section 1.409A-1(b)(5)(v)(D) of such regulations.

SECTION 7. Amendment and Termination

        Except to the extent prohibited by applicable law:

        A.    Amendments to the Plan.    Except as required by the rules of the principal securities exchange on which the Units are traded and subject to Section 7(B) and (D) below, the Board may amend, alter, suspend, discontinue, or terminate the Plan in any manner, including increasing the number of Units available for Awards under the Plan, without the consent of any partner, Participant, other holder or beneficiary of an Award, or any other Person.

        B.    Amendments to Awards.    Subject to Section 7(A) and (D), the Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided no change to any Award shall be made, other than pursuant to Section 7(C), unless it (i) is not adverse to the Participant to whom such Award was granted or (ii) is consented to by the Participant.

        C.    Actions Upon the Occurrence of Certain Events.    Subject to 7(D) below, in connection with any event described in Section 4(C) of the Plan, a Change of Control, or any changes in applicable laws, regulations, or accounting principles affecting the financial statements of the Partnership, the Committee may, in its sole discretion and on such terms and conditions as it deems appropriate, take any one or more of the following actions in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or an outstanding Award:

          1.     provide for either (i) the termination of any Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant's rights (and, for the avoidance of doubt, if as of the date of the occurrence of such transaction or event the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant's rights, then such Award may be terminated by the Company without payment) or (ii) the replacement of such Award with other rights or property selected by the Committee in its sole discretion;

          2.     subject to Section 4(C), provide that such Award be assumed by the successor or survivor entity, or a parent or subsidiary thereof, or be substituted by similar options, rights or awards covering the equity of the successor or survivor, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of equity interests and prices;

          3.     make adjustments in the number and type of Units (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Awards and/or in the terms and conditions of (including the exercise price), and the vesting/performance criteria included in, outstanding Awards;

          4.     provide that such Award shall be exercisable or payable, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

          5.     provide that the Award cannot be exercised or become payable after such event, i.e., shall terminate upon such event.

        D.    Limitations under Code Section 409A.

        Notwithstanding as otherwise provided in this Section 7, no action shall be taken under this Section 7 that:

            1.     with respect to an Option or UAR that satisfies the stock right exception to Code Section 409A provided under Section 1.409A-1(b)(5) of the 409A Regulations, constitutes the modification or extension of a stock right within the meaning of Section 1.409A-1(b)(5)(v) that would adversely impact the rights of the Participant to whom such Award is granted without his consent;

            2.     with respect to any Awards that are not subject to Code Section 409A as of the date of such action, would cause such Award to be subject to the requirements of Code Section 409A without satisfying such requirements; or

            3.     with respect to Awards subject to Code Section 409A, would constitute (i) a change in the time and form of payment under such award, unless consented to by the Participant and otherwise satisfies the requirements of Section 1.409A-2(b) of the 409A Regulations or (ii) an acceleration of payment under the Award in prohibition of Code Section 409A(a)(3) and the 409A Regulations thereunder, taking into consideration the exceptions provided under of Section 1.409A-3(j)(4) of the 409A Regulations for certain accelerations.

SECTION 8. General Provisions

        A.    No Rights to Award.    No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each recipient.

        B.    Tax Withholding.    Unless other arrangements have been made that are acceptable to the Company, the Company or any Affiliate is authorized to withhold from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash or Units that would otherwise be issued pursuant to such Award or other property) of any applicable taxes payable in respect of the grant of an Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under an Award or under the Plan, and to take such other action as may be necessary in the opinion of the Company to satisfy its withholding obligations for the payment of such taxes.

        C.    No Right to Employment or Services.    The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate, continue consulting services or to remain on the Board, as applicable. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or consulting free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, any Award Agreement or other agreement.

        D.    Governing Law.    The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware without regard to its conflict of laws principles.

        E.    Severability.    If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or award and the remainder of the Plan and any such Award shall remain in full force and effect.

        F.    Other Laws.    The Committee may refuse to issue or transfer any Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer of such Units or such other consideration might violate any applicable law or regulation, the rules of the principal securities exchange on which the Units are then traded, or entitle the Partnership or an Affiliate to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

        G.    No Trust or Fund Created.    Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any participating Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any participating Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any participating Affiliate.

        H.    No Fractional Units.    No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated, or otherwise eliminated.

        I.    Headings.    Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

        J.    Facility Payment.    Any amounts payable hereunder to any person under legal disability or who, in the judgment of the Committee, is unable to properly manage his financial affairs, may be paid to the legal representative of such person, or may be applied for the benefit of such person in any manner which the Committee may select, and the Company shall be relieved of any further liability for payment of such amounts.

        K.    Participation by Affiliates.    In making Awards to Employees employed by an entity other than the Company, the Committee shall be acting on behalf of the Affiliate, and to the extent the Partnership has an obligation to reimburse the Company for compensation paid for services rendered for the benefit of the Partnership, such payments or reimbursement payments may be made by the Partnership directly to the Affiliate, and, if made to the Company, shall be received by the Company as agent for the Affiliate.

        L.    Gender and Number.    Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.

SECTION 9. Term of the Plan

        The Plan shall be effective on the date of its approval by the Board and shall continue until the earliest of (i) the date terminated by the Board, (ii) all Units available under the Plan have been paid to Participants, or (iii) the tenth (10th) anniversary of the date the Plan is approved by the Company on behalf of the Partnership, in its capacity as the general partner of the Partnership. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted prior to such termination, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.

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ABRAXAS ENERGY PARTNERS, L.P. LONG-TERM INCENTIVE PLAN